UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12.
General Cable Corporation
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On December 13, 2017, the information below was posted on Company’s intranet site:

Team Member Update – week of December 11, 2017

As we begin the process to combine our two companies, we are committed to providing information and answering questions. This document contains information from the Merger Agreement along with other details about the integration process. We will be communicating on an ongoing basis through emPower. Our goal is to provide what information we are legally allowed in the timeliest manner possible. Please send future questions to integration@generalcable.com.

Please note, one of the more immediate changes is to the Employee Stock Purchase Plan. If you have chosen to enroll or change your contribution during the open enrollment window from December 1 through December 15, those elections will be cancelled per the terms of the Merger Agreement and you will no longer have any paycheck deductions related to ESPP beginning with your first paycheck in January 2018. If you are currently enrolled in the ESPP, the offering period ends on December 31, 2017. Those shares will be purchased the first week of January 2018 and deposited into employee accounts at Fidelity.

Your continued focus on our customers, business and fellow team members is appreciated. Please continue to deliver on your region’s priorities both through year-end 2017 and as you develop 2018 goals with your manager.

Thank you for your ongoing dedication and engagement as we look forward to a strong future together.

The information that follows includes detail from the published Merger Agreement [https://www.sec.gov/Archives/edgar/data/886035/000119312517359555/d453405d8k.htm] as part of our required 8K filing.

GENERAL QUESTIONS

Q.	What is the process for updates regarding this transaction?

A:	We will post news and updates as allowed via emPower. We are committed to providing accurate answers in the timeliest manner possible. Please send future questions to integration@generalcable.com.

Q.	What does this mean?

A.	The announcement of this signed Merger Agreement means that we will begin the process to combine with Prysmian Group. Until the transaction closes, it’s important to remember that we are still two separate Companies, and we must continue to compete with each other as we do today. That means we should not collaborate with each other, jointly approach customers, or exchange sensitive commercial information until the transaction is concluded.

Q.	How does this impact me right now?

A.	It remains business as usual at General Cable. For our daily work, there are no immediate changes – please continue to focus on our business, our customers and fellow team members.

Q.	When will we know if anything changes at my location?

A.	The announcement of this signed Merger Agreement is just the first step of the process. This transaction must go through regulatory and shareholder approvals and other customary closing conditions. We expect this process to be complete by third quarter, 2018. It’s too soon to know what changes may occur after the transaction has closed.

Q.	What are the priorities for the remainder of 2017 and 2018?

A.	Please continue the focus on our customers and operational execution. We have a lot of exciting work going on in the Company.

Q.	Who are the senior executives now in charge of the Company?

A.	Current leadership remains the same; the General Cable SLT remains in place.

Q.	When do we begin the integration process?

A.	An integration team will be formed to develop a plan to combine the Companies after closing. We will share information with you about this plan when we are able.

Q.	What are we called now?

A.	We remain General Cable. Until the transaction closes, it’s important to remember that we are still two separate companies.

Q.	When will things start to change?

A.	This transaction must go through regulatory and shareholder approvals and other customary closing conditions. We expect this process to be complete by third quarter, 2018.

ADDITIONAL QUESTIONS FROM THE MERGER AGREEMENT

ALL REGIONS

Q.	What happens to my benefits? Holidays? Other regional/location specific benefits? Bravo?

A.	Unless changes were outlined in the Merger Agreement or are part of the normal course of business, current programs remain the same for now. As decisions are made regarding any potential changes, they will be communicated in a timely manner.

Q.	Will the 2017 Annual Incentive Plan (AIP) be paid?

A.	Yes. The General Cable AIP will be delivered per our normal practice based on 2017 business results.

Q.	Will there be a 2018 Annual Incentive Plan (AIP)?

A.	Yes. The 2018 AIP will contain two performance periods: January 1, 2018 – June 30, 2018 & July 1, 2018 – December 31, 2018. AIP target percentages will remain the same for both performance periods. Any accumulated amount earned for all of 2018 will be paid in the first quarter 2019 assuming continued employment through the payment date.

Q.	Can we continue to back-fill open roles if someone leaves?

A.	Please consult your HRBP on any guidelines or restrictions for new hires.

U.S. SPECIFIC

Q.	What happens to the General Cable U.S. Employee Stock Purchase Plan (ESPP)?

A.	The offering period that ends on December 31, 2017 will be completed and shares purchased the first week of January 2018.

If you have chosen to enroll or change your contribution during the recent open enrollment window from December 1 through December 15, those elections will be cancelled per the terms of the Merger Agreement and you will no longer have any paycheck deductions related to ESPP beginning with your first paycheck in January 2018. If you are currently enrolled in the ESPP, the offering period ends on December 31, 2017. Those shares will be purchased the first week of January 2018 and deposited into employee accounts at Fidelity.

Q.	Will Prysmian recognize our U.S. severance policy?

A.	The U.S. Salaried Severance Policy will not be less favorable for a period of two years after closing.

Q.	Will any changes be made to my U.S. health & welfare benefits after the transaction closes?

A.	Health & Welfare benefits will be no less favorable in aggregate than what is provided for a period of one year after closing. Prysmian will work to waive any eligibility waiting periods and preexisting conditions or limitations under any group health plans for employees and dependents. Prysmian will also credit eligible expenses incurred under the General Cable plan for satisfying the deductible and maximum out of pocket coinsurance requirement under any new plans.

Please send your questions to integration@generalcable.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, future financial results and performance, plans and objectives, capital expenditures, understanding of competition, projected sources of cash flow, potential legal liability, proposed legislation and regulatory action, and our management’s beliefs, expectations or opinions, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the rules and regulations promulgated by the SEC. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) the conditions to the completion of the proposed transaction may not be satisfied, or the regulatory approvals required for the proposed transaction may not be obtained on the terms expected or on the anticipated schedule; (2) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (4) the effect of the announcement or pendency of the proposed transaction on our business relationships, operating results, and business generally; (5) risks that the proposed transaction disrupts our current plans and operations and potential difficulties in our employee retention as a result of the proposed transaction; (6) risks related to diverting management’s attention from our ongoing business operations; (7) the outcome of any legal proceedings that may be instituted against us related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; (8) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (9) general economic conditions, particularly those in the construction, energy and information technology sectors; (10) the volatility in the price of raw materials, particularly copper and aluminum; (11) the trading price of our common stock; and (12) other factors discussed from time to time in our reports filed with the SEC, including the factors discussed in Item 1A of the Company’s 2016 Annual Report on Form 10-K as filed with the SEC on February 24, 2017 and subsequent SEC filings, which are available at http://www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Prysmian S.p.A. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from the Company. Such documents are not currently available.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2017. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

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